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                                                            EXHIBIT NO. 99.10(b)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration No. 33-7638 of MFS Series Trust I of our reports dated October 9, 2000 appearing in the annual report to shareholders for the year ended August 31, 2000 of MFS Global Asset Allocation Fund, MFS Value Fund (formerly known as Equity Income Fund), MFS Research Growth and Income Fund, MFS Strategic Growth Fund, MFS Core Growth Fund, MFS Technology Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Global Telecommunications Fund and MFS Japan Equity Fund and to the references to us under the headings "Financial Highlights" in each Prospectus and "Independent Auditors and Financial Statements" in each Statement of Additional Information, which are part of such Registration Statement.

ERNST & YOUNG LLP
Ernst & Young LLP
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Boston, Massachusetts
December 26, 2000